Exhibit 10.01

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made as of the 28th day of February, 2005, by and between JBG/TYCON 2, L.L.C., a Delaware limited liability company (“Landlord”), as successor in interest to Washington Real Estate Investment Trust (“Original Landlord”) and SANZ, Inc., a Colorado Corporation (“Tenant”), as successor-in-interest to Solunet Storage, Inc. (“Original Tenant”).

W I T N E S S E T H:

WHEREAS, by that certain Lease dated October 29, 2002 (the “Original Lease”), Original Landlord leased to Original Tenant, and Original Tenant leased from Original Landlord, certain premises consisting of 2,559 square feet of rentable area, known as Suite 800, in the building located at 8245 Boone Boulevard, Vienna, Virginia (the “Building”), upon the terms and conditions set forth in the Original Lease;

WHEREAS, by that certain First Amendment to Lease and Assignment of Lease and Landlord’s Consent dated November 21, 2003 (the “First Amendment”), all of the right, title and interest of Original Tenant in the Lease was assigned to Tenant;

WHEREAS, by that certain Second Amendment to Lease dated as of November 25, 2003 (the “Second Amendment”), (i) Landlord and Tenant agreed to extend the Term of the Lease and (ii) the Premises were remeasured and now are comprised of 2,578 rentable square feet, all of which were upon the terms and conditions more particularly set forth therein;

WHEREAS, the Original Lease, the First Amendment and the Second Amendment are hereinafter collectively referred to as the “Lease”;

WHEREAS, all of the right, title and interest of Original Landlord in the Building was transferred to Landlord, and all of the right, title and interest of Original Landlord in the Lease was assigned to Landlord; and

WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, an additional 2,142 rentable square feet of space located on the eighth (8th) floor of the Building, upon the terms and conditions set forth in this Third Amendment and to revise and modify the Lease accordingly, as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

2.  The Term of the Lease is hereby extended for a period of 1 year and 5 months (such period being hereinafter referred to as the “Second Extension Period”), which Second Extension Period shall commence on November 1, 2006 (the “Second Extension Period Commencement Date”) and which Second Extension Period and the Term of the Lease shall expire at midnight on March 31, 2008, unless earlier terminated pursuant to the provisions of the Lease, as modified by the provisions of this Third Amendment, or pursuant to law.

3.  Section 3.1 of the Lease is hereby amended by inserting the following language at the end thereof:

“Notwithstanding the above, during the Second Extension Period, Tenant covenants and agrees to pay to Landlord Basic Annual Rent in the amounts set forth on the following schedule (the ‘Second Extension Period Basic Annual Rent’):

Second Extension Period Lease Year	Second Extension Period Basic Annual Rent Per Square Foot Per Annum	Second Extension Period Basic Annual Rent	Second Extension Period Monthly Basic Rent
1	$27.71	$71,436.38	$5,953.03
2	$28.54	$73,576.12	$6,131.34

A ‘Second Extension Period Lease Year’ shall mean that period of twelve (12) consecutive calendar months that commences on the Second Extension Period Commencement Date and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as ‘Second Extension Period Lease Year 1,’ and each of the following Second Extension Period Lease Years shall be similarly numbered for identification purposes.”

4.  The Lease is hereby amended by adding thereto a new Article XL, to read as follows:

“ARTICLE XL. EXPANSION SPACE

40.1. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 2,142 square feet of rentable floor area (the ‘Expansion Space’) located on the eighth (8th) floor of the Building and known as Suite 810, which Expansion Space is hereby agreed to be that certain space which is shown on Exhibit A-1 attached hereto and made a part hereof, for a term (the ‘Expansion Space Term’) commencing on April 1, 2005 (the ‘Expansion Space Commencement Date’) and continuing through and including Midnight on March 31, 2008, unless earlier terminated pursuant to the provisions of this Lease.

40.2. ‘As-Is’ Condition. Tenant accepts the Expansion Space in its ‘as-is’ condition as of the Expansion Space Commencement Date. Landlord agrees, at Landlord’s sole cost and expense, to construct the improvements set forth on Exhibit C-1 attached hereto and made a part hereof, but Landlord shall have no obligation to make any other improvements or alterations to the Expansion Space. Tenant acknowledges and agrees that in the event that Tenant elects to make any Alterations to the Expansion Space or the Premises, such Alterations shall be made in conformance with Article XII of this Lease.

40.3. Expansion Space Basic Annual Rent. In addition to the Basic Annual Rent for the Premises set forth in Section 3.1. hereof, commencing on the Expansion Space Commencement Date and continuing thereafter throughout the Expansion Space Term, Tenant covenants and agrees to pay to Landlord Basic Annual Rent for the Expansion Space in the following amounts (the ‘Expansion Space Base Rent’):

Expansion Space Lease Year	Expansion Space Basic Annual Rent Per Square Foot Per Annum	Expansion Space Basic Annual Rent	Expansion Space Monthly Basic Rent
1	$21.00	$44,982.00	$3,748.50
2	$21.63	$46,331.46	$3,860.96
3	$22.28	$47,721.40	$3,976.78

An ‘Expansion Space Lease Year’ shall mean that period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Expansion Space Commencement Date occurs and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as ‘Expansion Space Lease Year 1,’ and each of the following Expansion Space Lease Years shall be similarly numbered for identification purposes. The Expansion Space Basic Annual Rent shall be payable at the same times and in the same manner as set forth herein for the payment of Basic Annual Rent.

40.4. Additional Rent. As used in this Article XL, ‘Operating Expenses’ shall equal the amount by which Operating Expenses incurred during each calendar year exceed the Operating Expenses incurred during calendar year 2005 and ‘Real Estate Taxes’ shall equal the amount by which Real Estate Taxes incurred during each calendar year exceed the Real Estate Taxes incurred during calendar year 2005. In addition to Tenant’s proportionate share of increases in Operating Expenses and Real Estate Taxes payable with respect to the Premises pursuant to Sections 3.4 and 3.5 hereof, commencing on the first anniversary of the Expansion Space Commencement Date, and for each calendar year of the Expansion Space Term, Tenant shall pay to Landlord, as additional rent, ‘Tenant’s proportionate share of increased Operating Expenses for the Expansion Space’ and ‘Tenant’s proportionate share of increased Real Estate Taxes for the Expansion Space’ for the calendar year. ‘Tenant’s proportionate share of increased Operating Expenses for the Expansion Space’ shall be that percentage of increased Operating Expenses which is the equivalent of the number of square feet of rentable area in the Expansion Space divided by the number of square feet of rentable area in the Building, and ‘Tenant’s proportionate share of increased Real Estate Taxes for the Expansion Space’ shall be that percentage of increased Real Estate Taxes which is the equivalent of the number of square feet of rentable area in the Expansion Space divided by the number of square feet of rentable area in the Building; provided, however, that for the calendar year during which the Expansion Space Term ends, Tenant’s proportionate share of increased Operating Expenses for the Expansion Space and Tenant’s proportionate share of increased Real Estate Taxes for the Expansion Space shall be prorated based upon the greater of (a) the number of days during such calendar year that this Lease is in effect, or (b) the number of days that Tenant actually occupies the Expansion Space or any portion thereof.

40.5. Except as otherwise herein expressly provided, the Expansion Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to the Expansion Space as apply to the remainder of the Premises.”

5.  Section 3.2 of the Lease is hereby amended by deleting therefrom the language “payable to WRIT and delivered to Washington Real Estate Investment Trust, P.O. Box 79555, Baltimore, Maryland 21279-0555” and by inserting in lieu thereof the language: “payable to JBG/Tycon 2, L.L.C., at P.O. Box 601602, Charlotte, North Carolina 28260-1602”.

6.  Section 30.1 of the Lease, as amended by the Second Amendment, is hereby amended by deleting therefrom the language “Washington Real Estate Investment Trust (‘WRIT’), 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852, Attention: Asset Manager” and by inserting in lieu thereof the language: “JBG/Commercial Management, L.L.C., 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815 20852, Attn: Mr. Thomas A. O’Neil, with copies to: Greenstein DeLorme & Luchs, P.C., 1620 L Street, N.W., Suite 900, Washington, D.C. 20036, Attention: Abraham J. Greenstein, Esq.”.

7.  Section 39.17 of the Lease (captioned “Parking”) is hereby amended by adding the following language as a new subsection (c):

“(c) Commencing on the Expansion Space Commencement Date, and during the Expansion Space Term, in addition to the parking spaces provided for in subsection (b) hereof, Landlord shall provide Tenant with six (6) additional parking spaces, subject to the terms and conditions of this Section 39.17.”

8.  Simultaneously with the execution of this Third Amendment, Tenant shall deposit with Landlord an additional security deposit in the amount of Three Thousand Seven Hundred Forty-Eight and 50/100 Dollars ($3,748.50), which shall be treated as part of the Security Deposit under Article V of the Lease for all purposes, so that the Security Deposit shall thereupon be Nine Thousand Seventy-Nine and 75/100 Dollars ($9,079.75).

9.  The Lease is hereby amended by inserting therein Exhibits A-1, B-1 and C-1 attached hereto, which Exhibits A-1, B-1 and C-1 are hereby incorporated into the Lease by reference and made a part hereof.

10.  If requested by Landlord at any time during the Term, Tenant shall promptly execute a declaration in the form attached hereto as Exhibit B-1 and made a part hereof.

11.  Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Third Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only Meany & Oliver, as broker with respect to this Third Amendment and agrees to be responsible for the payment of any leasing commissions owed to said broker.

12.  Except as expressly modified by this Third Amendment, all terms and provisions of the Lease shall remain in full force and effect.

13.  Landlord and Tenant represent and warrant to each other that the person signing this Third Amendment on its behalf has the requisite authority and power to execute this Third Amendment and to thereby bind the party on whose behalf it is being signed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of the day and year first hereinabove written.

WITNESS:	LANDLORD:

JBG/TYCON 2, L.L.C., a Delaware limited liability company

By: JBG/Company Manager, L.L.C., a Delaware limited liability company its Managing Member

By: /s/_______________________________________	By: /s/ Brian P. Coulter
Name: Brian P. Coulter
Its: Managing Member

TENANT:

WITNESS:	SANZ, INC., a Colorado corporation

By: /s/ Daniel B. Hemphill	By: /s/ Ed Dunn
Name: Daniel B. Hemphill	Name: Ed Dunn
Title: Controller	Title: Director of Contracts

EXHIBIT A-1

245 BOONE BOULEVARD - 8TH FLOOR

[Intentionally Omitted]

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EXHIBIT B-1

DECLARATION BY LANDLORD AND TENANT
AS TO DATE OF DELIVERY AND ACCEPTANCE OF
POSSESSION, EXPANSION SPACE COMMENCEMENT DATE, ETC.

THIS DECLARATION is hereby attached to a made a part of the Third Amendment to Lease (the “Third Amendment”) dated the _____ day of __________, 2005 entered into by and between JBG/TYCON 2, L.L.C., a Delaware limited liability company, as Landlord, and SANZ, INC., a __________ corporation, as Tenant. All terms used in this Declaration shall have the same meanings as they have in the Original Lease, as modified (the “Lease”).

(i) Landlord and Tenant do hereby declare that possession of the Expansion Space was accepted by Tenant on __________, 2005;

(ii) As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date;

(iii) The expiration date of the Expansion Space Term is hereby established to be March 31, 2008, unless the Lease or the Expansion Space Term is sooner terminated pursuant to any provision of the Lease.

WITNESS:	LANDLORD:

JBG/TYCON 2, L.L.C., a Delaware limited liability company

By: JBG/Company Manager, L.L.C., a Delaware limited liability company its Managing Member

By:	By:
Name:
Its:

[signatures continued on following page]

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TENANT:

ATTEST:	SANZ, INC., a Colorado corporation

[corporate seal]

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT C-1

8245 BOONE BOULEVARD - 8TH FLOOR

[“/// = Remove Partition”]

[Intentionally Omitted]

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